                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



     We consent to the incorporation by reference in the registration statement of Four Media Company (the "Company") on Form S-8 (file No. 333-60009) of our report dated October 21, 1998, on our audits of the consolidated financial statements of the Company as of August 3, 1997 and August 2, 1998, and for the years ended August 4, 1996, August 3, 1997 and August 2, 1998, which report is included in this Annual Report on Form 10-K


                                  PricewaterhouseCoopers LLP


Los Angeles, CA

October 29, 1998